UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074

(Address of principal executive offices)

(760) 295-2408)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	[ ]

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On March 19, 2021, NuZee, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the sole book-running manager and representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,777,777 units (the “Units”), at a price to the public of $4.50 per Unit (the “Offering Price”), less underwriting discounts and commissions, with each Unit consisting of (a) one share of common stock, par value $0.00001 per share (the “Common Stock”), (b) one Series A warrant (the “Series A Warrants”) to purchase one share of Common Stock with an initial exercise price of $4.50 per whole share, exercisable until the fifth anniversary of the issuance date, and (c) one Series B warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase one-half share of Common Stock with an initial exercise price of $5.85 per whole share, exercisable until the fifth anniversary of the issuance date. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to 416,666 additional Units at the Offering Price, or any combination of the individual securities composing the Units, at the public offering price, less underwriting discounts and commissions.

The Company expects to receive approximately $11.1 million in net proceeds from the Offering, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional Units or individual securities composing the Units, or approximately $12.9 million if the Underwriters exercise their option to purchase additional Units in full. The Units are expected to be delivered to the Underwriters on or about March 23, 2021, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a shelf registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) (Registration No. 333- 248531), a base prospectus, dated October 2, 2020, included as part of the registration statement, a preliminary prospectus supplement, dated March 19, 2021, and a final prospectus supplement, dated March 19, 2021, relating to the Units, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement.

The Company has agreed to pay a non-accountable expense allowance to the Underwriters equal to 1.0% of the gross proceeds received in the offering (excluding any gross proceeds received from the exercise of the Underwriters’ over-allotment option). In addition to the non-accountable expense allowance, the Company has also agreed to pay or reimburse the Underwriters for certain of the Underwriters’ out-of-pocket expenses relating to the offering, including all reasonable fees and expenses of the Underwriters’ outside legal counsel, which shall not exceed in the aggregate $25,000.

The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 90 days following the closing date, other than certain exempt issuances.

Warrants

The Warrants will be issued in registered form under separate warrant agent agreements (each a “Warrant Agent Agreement”) between the Company and VStock Transfer, LLC as warrant agent.

Each Series A Warrant entitles the registered holder to purchase one share of Company common stock at a price equal to $4.50 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of common stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. If the Company fails to maintain a current prospectus or prospectus relating to the common stock issuable upon the exercise of the Series A Warrants, holders may exercise their Series A Warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series A Warrants.

Each Series B Warrant entitles the holder thereof to purchase one-half of a share of Company common stock at an exercise price of $5.85 per whole share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of common stock issuable upon exercise of a whole Series B Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. If the Company fails to maintain a current prospectus or prospectus relating to the common stock issuable upon the exercise of the Series B Warrants, holders may exercise their Series B warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series B Warrants.

Warrant holders, subject to limited exceptions, cannot exercise their Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (subject to increase at the option of the holder to 9.99% upon 61 days’ prior written notice) of the Company’s common stock outstanding immediately after giving effect to the exercise.

The foregoing summary of the terms of the Underwriting Agreement and the Warrant Agent Agreements (including the Warrants) are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and the Warrant Agent Agreements (including the Warrants) that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01. Other Events.

On March 19, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated as of March 19, 2021, by and between NuZee, Inc. and Aegis Capital Corp., as representative of the underwriters named therein.
4.1	Series A Warrant Agent Agreement (including the terms of the Series A Warrant).
4.2	Series B Warrant Agent Agreement (including the terms of the Series B Warrant).
5.1	Opinion of Polsinelli PC regarding the legality of the shares of common stock.
23.1	Consent of Polsinelli PC (included in Exhibit 5.1).
99.1	Press Release, dated March 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: March 23, 2021	By:	/s/ Shanoop Kothari
	Name:	Shanoop Kothari
	Title:	Vice President, Chief Financial Officer and Chief Operating Officer